SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A


                         ------------------------------



                           AMENDMENT TO A REGISTRATION
                               STATEMENT ON FORM 8-A

                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934



                            CHARTWELL RE CORPORATION
 -------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)



      Delaware                     1-12502                      41-1652573
 ----------------------       --------------------      -----------------------
(State of incorporation     (Commission File Number)         (I.R.S. Employer
or organization)                                            Identification No.)

Four Stamford Plaza, 107 Elm Street, Stamford, CT                    06902
-------------------------------------------------          ---------------------
  (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  203-705-2500










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Item 1.  Amendment to Description of Registrant's Securities to be Registered

         On May 22, 1997, the board of directors of Chartwell Re Corporation ("Chartwell") approved the Rights Agreement, dated as of May 22, 1997 (the "Rights Agreement"), between Chartwell and Fleet National Bank of Connecticut, as rights agent. Chartwell and State Street Bank and Trust Company, as successor rights agent, entered into Amendment No. 2 to the Rights Agreement (the "Amendment") as of June 21, 1999. The Amendment provides that the execution and delivery by Chartwell and Trenwick Group Inc., a Delaware corporation ("Trenwick") of the Agreement and Plan of Merger, dated as of June 21, 1999 (the "Merger Agreement") and the Stock Option Agreement, dated as of June 21, 1999, and the consummation of the transactions contemplated by such agreements, will not cause (i) Trenwick to be deemed an Acquiring Person, (ii) a Distribution Date to occur, or (iii) a Section 13 Event to occur. The Amendment also provides that the Rights Agreement will expire immediately prior to the consummation of the transactions contemplated by the Merger Agreement.

         On June 6, 1997 Chartwell filed a copy of the Rights Agreement with the Securities and Exchange Commission as Exhibit 4.1 to Chartwell's Current Report on Form 8-K. A copy of the Amendment is filed herewith. A copy of the Rights Agreement and the Amendment is available free of charge from Chartwell. This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.


Item 2.  Exhibits
         --------

     4.1 Amendment No. 2 to Rights Agreement, dated as of June 21, 1999, between Chartwell Re Corporation and State Street Bank and Trust Company, as successor Rights Agent.







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


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            CHARTWELL RE CORPORATION




                                            By: /s/ John V. Del Col
                                            -----------------------------------
                                                John V. Del Col
                                                Vice President, General Counsel
                                                & Secretary

Dated:  July 2, 1999













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                                  EXHIBIT INDEX

Exhibit                    Description of Exhibit
-------                    ----------------------

   4.1 Amendment No. 2 to Rights Agreement, dated as of June 21, 1999, between Chartwell Re Corporation and State Street Bank and Trust Company, as successor Rights Agent.











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